UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2015 (March 21, 2015)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  -  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2015, the Compensation Committee of the Board of Directors ("Board") of U.S. Energy Corp. (the "Company") recommended, and the Board approved, the 2015 Bonus Award Matrix Criteria (the "Bonus Criteria") pursuant the Performance Compensation Plan adopted December 6, 2013 (the "Plan").  Under the Plan and the Bonus Criteria, each of the Company's executive officers will have the opportunity to earn an annual cash performance award of 100% of base compensation.  Any such performance award will be based upon the Company attaining positive earnings before interest, taxes, depreciation and amortization ("EBITDA").  Eligibility for all awards will be determined each year as soon as practicable after the Company files its Annual Report on Form 10-K for the period ending December 31, 2015.

The foregoing summary is qualified by reference to the text of the Plan and the Bonus Criteria. The Bonus Criteria is attached as an exhibit to this report.

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1	U.S. Energy Corp. 2015 Bonus Award Matrix Criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: March 26, 2015	By:	/s/ Keith. Larsen
Keith G. Larsen, CEO